Exhibit 10.01

10.01        Revised 2010 Annual Base Salaries of Named Executive Officers as of August 1, 2010

Name and Principal Position	Year	Salary ($)
Steven C. Barre	2010	192,000
Interim Chief Executive Officer and Director

Anne M. Donoho	2010	208,000
Chief Financial Officer

James E .May	2010	144,000
Chief Administrative Officer and General Counsel